PROMISSORY NOTE

November 1, 2007

FOR VALUE RECEIVED, NNN APARTMENT REIT, INC., a Maryland corporation (the “Company”) hereby unconditionally promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”), at the office of WACHOVIA BANK, located at One Wachovia Center, TW-16, 301 South College Street, Charlotte, North Carolina 28288-0172, in lawful money of the United States and in immediately available funds, on the dates required under that certain Loan Agreement dated as of November 1, 2007 by and between the Company and the Lender (as the same may be amended, extended or replaced from time to time, the “Agreement” and with the capitalized terms not otherwise defined herein used with the meanings given such terms in the Agreement), the sum of $10,000,000.00, the principal amount of the Loan made under the Agreement, or such lesser amount as has been actually disbursed to the Company by the Lender from time to time pursuant to the Agreement.

The Company further agrees to pay interest in like money and funds at the office of the Lender referred to above, on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Agreement. The holder of this Note is hereby authorized to record the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note (or by any analogous method the holder hereof may elect consistent with its customary practices) and any such recordation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Company under the Note, the Agreement or any other documents which may evidence or govern this indebtedness.

This Note is the Note referred to in, and is entitled to all the benefits of, the Agreement. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina, and is being executed by the duly authorized officers of the Company as of the day and year first above written.

NNN APARTMENT REIT, INC.,
a Maryland corporation

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: CEO and President